UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 29, 2013

DELMAR PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-54801	99-0360497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Suite 720-999 West Broadway
Vancouver, British Columbia
Canada V5Z 1K5
(Address of principal executive offices) (zip code)

(604) 629-5989
 (Registrant's telephone number, including area code)

  Copies to:
Gregory Sichenzia, Esq.
Jeff Cahlon, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

 (Former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As of October 29, 2013, the Board of Directors of DelMar Pharmaceuticals, Inc. (the “Company”) has authorized its directors and officers to purchase the Company’s common stock in the open market for their own personal accounts in accordance with SEC Rule 10b-18.

Individuals specified in the authorization include:

•	Mr. Jeffrey A. Bacha – Chairman & Chief Executive Officer and Director
•	Mr. Scott Praill – Chief Financial Officer
•	Dr. Dennis Brown – Chief Scientific Officer and Director
•	Dr. William J. Garner – Director
•	Mr. John K. Bell – Director
•	Mr. Robert J. Toth, Jr. – Director

Share purchases, if any, will be made by these individuals independently for their own accounts with personal funds.  Each individual will be acting separately and not as part of an aggregate purchasing group.  Company funds will not be used for share purchases.  The share purchase authorization does not obligate any of the individuals named herein to purchase any specific number of shares and may be suspended or terminated at any time without prior notice.

Share purchases, if any, may be made in the open market or in private transactions. Any share purchases will be made in compliance with SEC Rule 10b-18. In accordance with Rule 10b-18, the timing and actual number of shares that may be purchased will depend on a variety of factors including price, market conditions and applicable legal requirements. Any transactions will be disclosed publicly through Form 4 filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELMAR PHARMACEUTICALS, INC.

Dated: October 29, 2013	By:	/s/ Jeffrey Bacha
Name: Jeffrey Bacha
Title: Chief Executive Officer

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